EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:	Investor Relations
Nikki Sacks
ICR, LLC

212.753.2138

PRIMEDIA UPDATES TIMING OF FOURTH QUARTER AND FULL YEAR EARNINGS CONFERENCE CALL

Atlanta, GA (February 25, 2008) – PRIMEDIA Inc. (NYSE: PRM), the #1 print and online publisher and distributor of advertising-supported consumer guides in the U.S. through its Consumer Source Inc. operation, announced today that it is rescheduling the Company’s conference call to discuss its financial results for the fiscal fourth quarter and full year 2007 due to a delay in finalizing the reporting of the Company’s discontinued operations, primarily due to the impact of the 2007 sale of the Enthusiast Media segment. The Company now plans to release its fiscal fourth quarter and full year 2007 results before the market open on Wednesday, March 5, 2008, to be followed by a conference call at 10:00 a.m. (Eastern Time).

Via Phone

To participate in the call, please dial (888) 224-1142 if you are in the U.S., or (913) 312-0943 if you are outside the U.S. The conference ID is 4801972. You should dial in at least five minutes prior to the start of the call.

A recorded version will be available after the conference call at (888) 203-1112 in the U.S., or (719) 457-0820, if you are outside the U.S. The replay ID is 4801972. The recorded version will be available shortly after the completion of the call until midnight, Eastern Time, March 12, 2008.

Via Internet

The live and replay versions of the conference call will be available at www.primedia.com under the investor relations section. Participants will not be able to ask questions via Internet.

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About PRIMEDIA Inc.

PRIMEDIA Inc., through its Consumer Source Inc. operation, is an integrated media business that provides free print and online consumer guides for the apartment and new home industries.

Consumer Source publishes and distributes more than 38 million guides and magazines – such as Apartment Guide and New Home Guide – to approximately 60,000 U.S. locations each year through its proprietary distribution network, DistribuTech. The Company also distributes category-specific content on its leading websites, including ApartmentGuide.com, NewHomeGuide.com and Rentals.com, a comprehensive single unit real estate rental site. For more information, visit www.primedia.com.